As filed with the U.S. Securities and Exchange Commission on December 26, 2024
Registration No: 333-280559

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7
TO
FORM F-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GCL Global Holdings Ltd
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)
29 Tai Seng Avenue #02-01
Natural Cool Lifestyle Hub
Singapore 534119
65 80427330
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Telephone: (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Blankenship Justin F. Hoffman Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, Texas 77002-2925 (713) 651-2600	Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Jane K. P. Tam Joan S. Guilfoyle Loeb & Loeb LLP 901 New York Avenue NW Washington, DC 20001 (202) 618-5000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement to consummate the proposed merger are satisfied or waived.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
GCL Global Holdings Ltd is filing this Amendment No. 7 to its registration statement on Form F-4 (File No. 333-280559) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The remainder of the Registration Statement remains unchanged.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. PubCo’s memorandum and articles of association shall provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own fraud or dishonesty.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Item 21.   Exhibits and Financial Statement Schedule
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
1.1	Underwriting Agreement, dated as of March 23, 2022, between RFAC and EarlyBirdCapital, Inc.	8-K	001-41332	1.1	March 29, 2022
2.1#^	Agreement and Plan of Merger, dated as of October 18, 2023 (included as Annex A to the proxy statement/prospectus).
2.2.1	First Amendment to Merger Agreement, dated as of December 1, 2023, by and among RF Acquisition Corp., GCL Global Holdings Ltd., Grand Centrex Limited, GCL Global Limited, and RF Dynamic LLC.	8-K	001-41332	2.1	December 7, 2023
2.2.2	Second Amendment to Merger Agreement, dated as of December 15, 2023, by and among RF Acquisition Corp., GCL Global Holdings Ltd., Grand Centrex Limited, GCL Global Limited, and RF Dynamic LLC.	8-K	001-41332	2.1	December 18, 2023
2.2.3	Third Amendment to Merger Agreement, dated as of January 31, 2024, by and among RF Acquisition Corp., GCL Global Holdings Ltd., Grand Centrex Limited, GCL Global Limited, and RF Dynamic LLC.	8-K	001-41332	2.1	February 2, 2024
2.2.4	Fourth Amendment to Merger Agreement dated as of September 30, 2024 by and among RF Acquisition Corp., GCL Global Holdings Ltd, Grand Centrex Limited, GCL Global Limited and RF Dynamic LLC	8-K	001-41332	2.1	October 3, 2024
3.1	Certificate of Incorporation of RF Acquisition Corp	S-1	333-261765	3.1	March 15, 2022
3.1.1	Amended and Restated Certificate of Incorporation of RF Acquisition Corp	8-K	001-41332	3.1	March 29, 2022
3.1.2	Second Amended and Restated Certificate of Incorporation of RF Acquisition Corp	8-K	001-41332	3.1	March 30, 2023

Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
3.1.3	Amendment to Second Amended and Restated Certificate of Incorporation of RF Acquisition Corp.	8-K	001-41332	3.1	December 27, 2023
3.1.4	Amendment to Second Amended and Restated Certificate of Incorporation of RF Acquisition Corp.	8-K	001-41332	3.1	September 24, 2024
3.2	Bylaws of RF Acquisition Corp	S-1	333-261765	3.3	March 15, 2022
3.3^	Memorandum and Articles of Association of PubCo
3.4^	Form of Amended and Restated Memorandum and Articles of Association of PubCo (attached as Annex B to the proxy statement/prospectus)
4.1	Specimen Unit Certificate of RF Acquisition Corp	S-1	333-261765	4.1	March 15, 2022
4.2	Specimen Common Stock Certificate of RF Acquisition Corp	S-1	333-261765	4.2	March 15, 2022
4.3	Specimen Warrant Certificate of RF Acquisition Corp	S-1	333-261765	4.3	March 15, 2022
4.4	Specimen Rights Certificate of RF Acquisition Corp	S-1	333-261765	4.4	March 15, 2022
4.5	Warrant Agreement, dated as of March 23, 2022, between RF Acquisition Corp and Continental Stock Transfer & Trust Company	8-K	001-41332	4.1	March 29, 2022
5.1^	Opinion of Carey Olsen Singapore LLP
5.2^	Opinion of Loeb & Loeb LLP
10.1	Sponsor Support Agreement	8-K	001-41332	10.1	October 23, 2023
10.2	Shareholder Support Agreement	8-K	001-41332	10.2	October 23, 2023
10.3^	Form of Registration Rights Agreement
10.4	Form of Lock-Up Agreement	8-K	001-41332	10.3	October 23, 2023
10.5^	Sales and Purchase Agreement by and between Ludus Asia Pte. Ltd. and Vendors dated July 31, 2022##
10.6^	The First Contract Addendum for the Sales and Purchase Agreement by and between Ludus Asia Pte. Ltd. and Vendors dated July 31, 2022
10.7^	The Second Contract Addendum for the Sales and Purchase Agreement by and between Ludus Asia Pte. Ltd. and Vendors dated October 17, 2023
10.8^	Activation Key Distribution Agreement by and between SEGA Games Co., Ltd. and Epicsoft Asia Pte. Ltd. dated August 20, 2018##
10.9^	Distribution License Agreement by and between SEGA Games Co., Ltd. and Epicsoft Asia Pte. Ltd. dated February 1, 2018##

Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.10^	The First Amendment to the Distribution License Agreement by and between SEGA Games Co., Ltd. and Epicsoft Asia Pte. Ltd. dated April 1, 2020
10.11	Investment Management Trust Agreement, dated as of March 23, 2022, between the Company and Continental Stock Transfer & Trust Company	8-K	001-41332	10.2	March 29, 2022
10.12	Registration Rights Agreement, dated as of March 23, 2022, among the Company, RF Dynamic LLC, and EarlyBirdCapital,Inc.	8-K	001-41332	10.3	March 29, 2022
10.13	Private Placement Warrants Purchase Agreement, dated as of March 23, 2022, between the Company and RF Dynamic LLC	8-K	001-41332	10.4	March 29, 2022
10.14	Private Placement Warrants Purchase Agreement, dated as of March 23, 2022, between the Company and EarlyBirdCapital, Inc.	8-K	001-41332	10.5	March 29, 2022
10.15	Indemnity Agreement, dated as of July 13, 2022, between RF Acquisition Corp. and Ong Zeng Thou	8-K	001-41332	10.1	July 19, 2022
10.16	Amended and Restated Promissory Note, dated as of November 16, 2021, issued to FR Dynamic LLC	S-1	333-261765	10.2	March 15, 2022
10.17	Securities Subscription Agreement, dated March 23, 2022, between the Company and the Sponsor	8-K	001-41332	10.6	March 29, 2022
10.18	Letter Agreement, dated as of March 23, 2022, among the Company, its executive officers, its directors and RF Dynamic LLC.	8-K	001-41332	10.1	March 29, 2022
10.19	EBC Founder Shares Purchase Letter Agreement, dated as of April 12, 2021, by and between the Company and EarlyBirdCapital, Inc.	8-K	001-41332	10.8	March 29, 2022
10.20	Administrative Services Agreement, dated as of March 23, 2022, between the Company and the Sponsor	8-K	001-41332	10.7	March 29, 2022
10.21	Sponsor Support Agreement, dated as of October 18, 2023, by and among RF Acquisition Corp., RF Dynamic, LLC, GCL Global Holdings Ltd., and Grand Centrex Limited.	8-K	001-41332	10.1	October 23, 2023
10.22	Shareholder Support Agreement, dated as of October 18, 2023, by and among RF Acquisition Corp., GCL Global Holdings Ltd., Grand Centrex Limited, and Epicsoft Ventures Pte. Ltd.	8-K	001-41332	10.2	October 23, 2023
10.23	Form of Convertible Note Purchase Agreement	8-K	001-41332	10.1	October 18, 2024

Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
10.24^	Series B Preferred Stock Purchase Agreement by and between GCL Global Limited and Nekcom Inc. dated November 20, 2024
14.1	Code of Ethics of RF Acquisition Corp	S-1	333-261765	14	March 15, 2022
21.2^	List of subsidiaries of PubCo post Business Combination
23.1^	Consent of Marcum LLP.
23.2^	Consent of Marcum Asia CPAs LLP.
23.3^	Consent of Marcum Asia CPAs LLP.
99.1	Form of Proxy Card for RF Acquisition Corp.’s Special Meeting of Stockholders.
99.2^	Consent of Catherine Choo See Ling to be named as a director.
99.3^	Consent of Wilson W. Wang to be named as a director.
99.4^	Consent of Joshua Kewei Cui to be named as a director.
107^	Filing Fee Table

^
Previously filed.

#
Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). PubCo agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request; however, PubCo may request confidential treatment of omitted items.

##
Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Item 22.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes as follows:

(1)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)
That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on December 26, 2024.
GCL Global Holdings Ltd
By:
/s/ Jacky Choo See Wee

Jacky Choo See Wee
Director (Principal Executive Officer, principal financial and accounting officer)
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to the Registration Statement has been signed by the following on December 26, 2024 in the capacities indicated.
Name	Title
/s/ Jacky Choo See Wee Jacky Choo See Wee	Director

AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of GCL Global Holdings Ltd, has signed this Amendment No. 7 to the Registration Statement in New York, on December 26, 2024.
Authorized U.S. Representative Cogency Global Inc.
By:
/s/ Colleen A. De Vries

Name:
Colleen A. De Vries

Title:
Senior Vice-President on behalf of Cogency Global Inc.